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                                                        EXHIBIT 23.1

                   [Letterhead of Ernst & Young LLP]

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan and the Cygnus, Inc. Amended 1999 Stock Incentive Plan of our report dated January 28, 2000, with respect to the consolidated financial statements of Cygnus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchanges Commission.

                                                   /s/ Ernst & Young LLP


Palo Alto, California
September 15, 2000